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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Cameron Ashley Building Products, Inc. on Form S-3 of our reports dated December 16, 1997 (except the last paragraph of Note 7, which is as of January 22, 1998), appearing in the Annual Report on Form 10-K of Cameron Ashley Building Products, Inc. for the year ended October 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

     DELOITTE & TOUCHE LLP
     Dallas, Texas
     June 2, 1998